IBERDROLA REACHES AN AGREEMENT TO
                      ACQUIRE ENERGY EAST FOR $4.5 BILLION
                              ((euro)3.4 BILLION)

           THE AGREEMENT REINFORCES THE GLOBAL LEADERSHIP OF IBERDROLA

           IBERDROLA's strong global energy platform is enhanced with
             Energy East. Combined company will better address the
                   region's energy demand and climate issues

o Under the terms of the transaction, the shareholders of Energy East would receive $28.50 in cash per share at closing

o On completion, the new group will have 24 million electricity points of supply, 3.0(1) million gas points of supply, and installed capacity of nearly 42,000 megawatts (MW), of which more than 17,500 (including large-scale hydro) will be from renewable energy

o The transaction accelerates the achievement of the internationalization objective in IBERDROLA's Strategic Plan, approved in October 2006, and allows the tax optimization of IBERDROLA's current position in renewable energies in the US

o    The transaction creates a platform for IBERDROLA's future growth in the US

o Transaction is expected to be immediately accretive upon completion in terms of earnings and cash flow per share

BILBAO, Spain and PORTLAND, Maine, June 25, 2007: The Boards of IBERDROLA S.A. and Energy East Corporation (NYSE: EAS), meeting today in Madrid and New York, respectively, have approved a merger agreement under which IBERDROLA will acquire 100% of Energy East, which will become part of the IBERDROLA group.

According to the terms of the merger agreement, the shareholders of Energy East would receive $28.50 in cash per share at closing, representing a premium of 20.2% over Energy East's average closing stock price for the 30 day period ending June 22, 2007 (27.4% over Energy East's closing stock price on June 22,
2007).

The transaction values Energy East at approximately 6,400 million euros ($8.6 billion) in terms of enterprise value (market equity value plus net debt).

IBERDROLA will analyze different financing alternatives for the transaction and will select the one which best meets its requirements from the point of view of maintaining its financial solidity and ratings.

The transaction is subject to approval by the shareholders of Energy East, Federal and State authorizations, and other customary closing conditions and is expected to close in 2008.

________________________

(1) Iberdrola figures include gas customers (0.2 million in Spain and 1.9 million in the UK).

IBERDROLA Chairman and CEO, Ignacio Galan said, "The combination with Energy East fits with the philosophy of our Strategic Plan, will serve to enhance the international expansion we initiated several years ago in markets with stable growth, and consolidates our position as one of the world's leading electricity companies."

Galan said "the acquisition of Energy East will allow IBERDROLA to strengthen its commitment to shareholders, improving Group results, dividends and profitability. It will also enhance our commitment to customers, through improved quality of supply, and to society, contributing to sustainable development thanks to our world leadership in renewable energy and to increased investments devoted to reducing emissions.

"This new step in the United States will allow IBERDROLA to continue working with national and State governments to make investments in infrastructure that advance clean energy policies; we welcome Energy East's employees and look forward to leveraging our experience to help address some of the most challenging energy and environmental issues in the Northeastern US," concluded Galan.

"This transaction is a unique opportunity to deliver enhanced value to Energy East's shareholders and to build a stronger future for our company, employees and the states we serve," said Wes von Schack, Chairman and Chief Executive Officer of Energy East.

"The energy industry is at a major inflection point," continued von Schack. "Policymakers now recognize the need for our industry to make significant investments in our energy infrastructure. Our objective is to team with the States in which we do business to help meet the goals they have established to increase renewable sources of energy, improve energy efficiency, and invest in a secure and reliable energy infrastructure. We believe our combination with IBERDROLA will not only accelerate our progress but will transform the way we do business."

"Furthermore, while IBERDROLA is a global energy company, its operations are managed locally. I'm therefore delighted to assure Energy East's three million customers that they can continue to rely on the same local people whom they've come to know and trust to provide exceptional customer service," concluded von Schack.

IBERDROLA's expertise and track record in all aspects of delivering sustainable, clean energy make it a strong partner to help support and advance Energy East's efforts. In particular, IBERDROLA has made almost $4 billion in transmission and distribution investments over the past three(2) years and has been successful in initiatives that have reduced customer demand and peak consumption. Its significant engineering and construction resources place it at the leading edge of environmental technologies.

IBERDROLA expects to support Energy East's efforts by exploring opportunities to expand its wind generation portfolio, which includes the upstate New York-based Maple Ridge wind generating facility - the largest such facility on the East Coast. As a leading developer of natural gas combined cycle generation, IBERDROLA will also bring construction expertise to Energy East's plans to repower the Russell generating station.

A New Step in IBERDROLA's Internationalization Strategy

Energy East is a US-based utility company listed on the NYSE, with a strong presence in electricity (1.8 million customers) and natural gas (0.9 million customers) regulated businesses.

The company focuses the majority of its activities in four states on the East Coast of the US, and is nationally recognized for its excellent customer satisfaction, reliability and environmental stewardship.

This transaction allows IBERDROLA to increase its presence in the US and accelerates the achievement of the internationalization objective set in IBERDROLA's Strategic Plan approved last October.

Energy East represents the right platform for IBERDROLA's future growth in the US.

A Global Company with a Commitment to Local Operations

Following the close of the transaction, Energy East's utility subsidiaries will continue to operate under their current names (The Berkshire Gas Company, Central Maine Power Company, Connecticut Natural Gas Corporation, New York State Electric & Gas Corporation, Rochester Gas and Electric Corporation, and The Southern Connecticut Gas Company).

The Enhancement of a Leading Global Utility

The integration of IBERDROLA and ScottishPower, in April 2007, represented a milestone for the one hundred year-old IBERDROLA, creating a leading global utility and a world leader in renewable energies.

With the Energy East transaction, the enterprise value of IBERDROLA will surpass 83,000 million euros, ($112 billion) at today's values consolidating the company as one of the world's largest electricity operators.


_______________

(2)  2005 to 2007.

The acquisition reinforces the presence of IBERDROLA, which, upon completion of the transaction, will have 24 million electricity points of supply, 3.0 million gas points of supply, and an installed capacity of nearly 42,000 megawatts (MW).

IBERDROLA continues its strategic support for renewable energies, where it is the world leader. Globally, IBERDROLA has 16,500 MW of installed renewable energy capacity (including large-scale hydro), and the company expects to exceed 20,000 MW in the coming years. The transaction also allows IBERDROLA to optimize its current presence in the renewable energy business in the US, the second largest market globally.

In addition, IBERDROLA has 2.7 bcm of gas storage capacity in the UK and the US, having significant opportunities to expand this business.

Currently, IBERDROLA has operations in Spain, the UK, the US, Mexico, Brazil, Greece, Portugal, France, Germany, Italy, Poland, Guatemala, Bolivia and Chile, and has a significant portfolio of projects that will allow the group to continue growing in the future.

Energy East Advisors

JP Morgan and Greenhill & Co served as financial advisors to Energy East, and LeBoeuf, Lamb, Greene & MacRae served as legal counsel.

NOTE: IBERDROLA and Energy East also issued a joint press release in Spain this morning.

____________________

In connection with the proposed transaction, IBERDROLA may be required to file relevant documents with the SEC. Such documents, however, are not currently available. INVESTORS ARE URGED TO READ ANY DOCUMENTS REGARDING THE POTENTIAL TRANSACTION IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of such documents without charge, at the SEC's website (http://www.sec.gov) once such documents are filed with the SEC.

In connection with the proposed transaction, Energy East will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Energy East are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Energy East in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Energy East at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Energy East by directing such request to Energy East, 52 Farm View Drive, New Gloucester, ME 04260, Attention Marc Siwak.

Energy  East,  its  directors,  executive  officers  and  other  members  of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Energy East shareholders in connection with the proposed transaction. Information about the interests of Energy East's participants in the solicitation is set forth in Energy East's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available

FORWARD LOOKING STATEMENTS

This communication contains forward-looking information and statements about Energy East and Iberdrola, S.A. and their combined businesses after completion of the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and
services,   and  statements   regarding  future   performance.   Forward-looking
statements are generally identified by the words "expects," "anticipates," "believes," "intends," "estimates" and similar expressions. Although the managements of Energy East Corporation and Iberdrola, S.A. believe that the expectations reflected in such forward-looking statements are reasonable, investors and holders of Energy East Corporation and Iberdrola, S.A. shares are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Energy East Corporation and Iberdrola, S.A., that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public documents sent by Energy East and Iberdrola, S.A. to their regulators and under "Risk Factors" in their annual and quarterly reports filed with the SEC. Except as required by applicable law, neither Energy East nor Iberdrola, S.A. undertakes any obligation to update any forward-looking information or statements.

In addition to the risks and uncertainties set out in SEC reports or periodic reports, the proposed transaction described in this release could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Energy East Corporation and others related to the merger agreement; failure to obtain shareholder approval or any other failure to satisfy other conditions required to complete the merger, including required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and the amount of the costs, fees, expenses and charges related to the merger.

About Iberdrola: Iberdrola is a global utility with activities in the full value chain of the electricity business from generation to distribution. The main markets where the company operates are Spain, the UK, the US, Mexico and Brazil. Globally the company has approximately 24 million electricity points of supply and almost 40,000 MW of generation capacity of which over 16,500 M.W. are from renewable energies, showing the strong commitment of the company to the environment.

About Energy East: Energy East Corporation is a respected super-regional energy services and delivery company serving about 3 million customers in the US throughout upstate New York and New England. By providing outstanding customer service and meeting customers' energy requirements in an environmentally-responsible manner, Energy East will continue to be a valuable asset to the communities it serves.

Contacts

ENERGY EAST

---------------------------- -------------------------
Investors                    Media
---------------------------- -------------------------
Marc Siwak                   Clay Ellis
207-688-4336                 607-762-7336
---------------------------- -------------------------

IBERDROLA

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International Media                           Media
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Jose Fernandez Alava                          Jose Luis Gonzalez Besada
01134 917 842 337                             01134 917 842 303
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